Maine & Maritimes Corporation Announces Restructuring and Decentralization Initiatives; Williams Named Acting Chief Financial Officer

PRESQUE ISLE, ME -- 12/05/2005 -- As part of its restructuring initiatives and increased decentralization of corporate and shared services, Maine & Maritimes Corporation (AMEX: MAM) has announced a reorganization of its Accounting and Finance Division. As a result of the reorganization, Kurt A. Tornquist will continue in his position as Senior Vice President and Chief Financial Officer of Maine Public Service Company, and Michael I. Williams, currently Chief Accounting Officer of Maine & Maritimes Corporation and Maine Public Service, will assume the role of Acting Chief Financial Officer of MAM. Tornquist has served as Senior Vice President and Chief Financial Officer for MAM since its creation as a holding company. Prior to assuming the role as CFO of MAM, he served as Controller for Maine Public Service Company. According to Nick Bayne, President & CEO of Maine & Maritimes Corporation, "Kurt's new role aligns his skills and experience with the needs of Maine Public Service Company and will allow him to play a key and focused role in preparing the utility for a potential distribution rate case in early 2006. In addition, Kurt will serve a lead role in implementing utility-wide business process optimization efforts, helping to drive improved financial performance of the utility. We are appreciative of the meaningful contributions that Kurt has brought to our company thus far, and believe this realignment and decentralization will have a positive impact on our performance and focus."

Williams has been appointed as Acting Chief Financial Officer for Maine & Maritimes Corporation effective immediately. Williams has served as the Chief Accounting Officer for Maine & Maritimes Corporation and Maine Public Service Company since September 2004. A graduate of the University of Maine, Williams, age 38, is a Certified Public Accountant and Certified Internal Auditor. He has over 15 years of experience, including positions in accounting, external auditing, internal auditing, project management, operations management, and information technology management. Prior to joining Maine Public Service Company in May 2004, he served in a number of management positions with Bangor Hydro Electric Company since February 1992. According to Nick Bayne, President and CEO of Maine & Maritimes Corporation, "We are extremely pleased that Mike has agreed to accept this new challenge. His formal training in shareholder value added techniques and his experience in driving organizational performance are a critical part of our efforts to improve our enterprise-wide financial performance and create increased shareholder value. Mike's active and involved style of management is critical as we work to improve the overall performance of our unregulated operations."

Maine & Maritimes Corporation (AMEX: MAM) is the parent company of The Maricor Group and its subsidiaries, The Maricor Group New England, Inc. and The Maricor Group, Canada Ltd, all engineering, energy asset development and lifecycle asset management consulting services companies with an emphasis on Leadership in Energy and Environmental Design (LEED®). Maine & Maritimes Corporation is also the parent company of Maricor Technologies, Inc., an information technology development subsidiary providing asset lifecycle management and capital planning software tools; Maricor Properties Ltd, a Canadian real estate development and investment company, and its Canadian subsidiary Mecel Properties Ltd, which are focused on sustainable urban redevelopment and investments; and Maine Public Service Company, a regulated electric transmission and distribution utility serving portions of Northern Maine. Maine & Maritimes Corporation is headquartered in Presque Isle, Maine, with subsidiary offices in Boston, Massachusetts, Portland, Maine, Moncton and Saint John, New Brunswick, Canada; and Halifax, Nova Scotia, Canada. Maine & Maritimes Corporation's corporate website can be found at www.maineandmaritimes.com, The Maricor Group's website can be found at www.maricorgroup.com and Maine Public Service Company's can be found at www.mainepublicservice.com.

Cautionary Statement Regarding Forward-Looking Information

NOTE: This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although Maine & Maritimes Corporation ("MAM") believes that in making such statements, its expectations are based on reasonable assumptions, any such statement involves uncertainties and risks. MAM cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided including, without limitation, potential changes in applicable laws and regulations, potential changes in management, MAM's ability to raise necessary financing, and MAM's and its subsidiaries abilities to execute its business plans in a timely and efficient manner.

For More Information Contact:
Annette N. Arribas
VP, Investor Relations and Treasurer
Tel:  207.760.2402
Toll-free in US and Canada: 877.272.1523
Email: aarribas@maineandmaritimes.com

Mike Randall
VP, Marketing, Communications and Government Relations
Tel:   506.852.7523
Email: mrandall@maineandmaritimes.com